                                                                     EXHIBIT 4.2

                              [STOCK CERTIFICATE]

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
          NUMBER                                                            SHARES
                                     AMERICAN
     APP                        APP  PHARMACEUTICAL
                                     PARTNERS, INC.

INCORPORATED UNDER THE LAWS                                   SEE REVERSE FOR CERTAIN DEFINITIONS
  OF THE STATE OF DELAWARE                                            CUSIP 02889P 10 9

This Certifies that





is the record holder of
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   FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE, OF

------------------- AMERICAN PHARMACEUTICAL PARTNERS, INC. ---------------------

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
   WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

   Dated:

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
   /s/ Derek J. Brown                   [AMERICAN PHARMACEUTICAL                  /s/ Patrick Soon-Shiong
CHIEF OPERATING OFFICER &               PARTNERS, INC. SEAL]                 PRESIDENT, CHIEF EXECUTIVE OFFICER
 CHIEF FINANCIAL OFFICER                                                                & CHAIRMAN
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COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
       (NEW YORK, NEW YORK)
BY         TRANSFER AGENT AND REGISTRAR
                     AUTHORIZED OFFICER